UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Onconova Therapeutics, Inc. (the “Company” or “we”) is required to meet certain qualitative and financial tests to maintain the listing of our securities on The Nasdaq Capital Market.  As previously disclosed, as of March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, our total stockholders’ equity was $(2.7) million, $0.4 million $(6.1) million and $(10.9) million, respectively. As a result, we did not comply with the Nasdaq’s $2.5 million minimum stockholders’ equity requirement, nor the alternative compliance standards under Nasdaq Listing Rule 5550(b) for the continued listing of our securities on The Nasdaq Capital Market.  In addition, as previously disclosed, the Nasdaq Staff notified us of the noncompliance and, after granting a grace period and reviewing our proposed plan to regain compliance, the Nasdaq Staff had determined to seek to delist our securities from Nasdaq unless we requested a hearing before a Nasdaq Hearings Panel (the “Panel”).  Accordingly, we requested and had a hearing on January 18, 2018 before the Panel, which has the authority to grant us an additional extension of time to regain compliance.

On February 2, 2018, we received a letter from the Panel stating that the Panel had granted the Company an extension to April 13, 2018 to regain compliance with the continued listing requirements of The Nasdaq Capital Market, which may be accomplished by demonstrating minimum stockholders’ equity of $2.5 million or having a market value of listed securities of at least $35 million for ten consecutive trading days, as defined in Nasdaq Listing Rule 5550(b).

As of April 13, 2018, we were not able to regain compliance. On April 11, 2018, we submitted a written request to the Panel requesting an extension to May 14, 2018 to regain compliance.

On April 23, 2018, we received a letter from the Panel stating that the Panel has granted the Company an extension to May 14, 2018 to regain compliance.

There is no assurance that we will regain compliance on or before May 14, 2018, and even if we do, that we will be able to maintain compliance. If we are unable to regain compliance by May 14, 2018 or maintain compliance and our securities are delisted, it could be more difficult to buy or sell our securities and to obtain accurate quotations, and the price of our securities could suffer a material decline. Delisting could also impair our ability to raise capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2018	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer

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